                                                                     EXHIBIT 2.2

                    AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

     This Amendment No. 1 to the Transaction Agreement (this "Amendment") is entered into as of this 4th day of November, 2003, by and among Hometown
America, L.L.C., a Delaware limited liability company ("Seller"), Affordable
Residential Communities LP , a Delaware limited partnership (formerly known as
Affordable Residential Communities IV, LP) ("Purchaser") and Affordable
Residential Communities Inc., a Maryland corporation (formerly known as ARC IV
REIT, Inc.) ("Parent") and amends the Transaction Agreement dated as of October
14, 2003, among the Seller, Purchaser and Parent (the "Transaction Agreement").
Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Transaction Agreement.

         WHEREAS, pursuant to Section 6.3 of the Transaction Agreement the
Transaction Agreement may be amended by the parties in a writing signed by each of Seller, Parent and Purchaser.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Transaction Agreement and this Amendment, the parties hereto intending to be legally bound hereby agree as follows:

1.   Clause (4) of Section 3.1(d) of the Transaction Agreement is hereby amended and restated to read in its entirety as follows:

          (4) notwithstanding anything contained herein, all references to the
          "Closing Date" in Section 4.12 and in the definition herein of
          "Employee Liabilities" shall be deemed to refer to January 1, 2004 and
          Purchaser shall comply with Section 4.12 as of January 1, 2004 (or, if such consent is required, from the later of January 1, 2004 and the date of receipt of such consent) (provided that, with respect to
          Portfolio Properties that are not Hometown Portfolio Properties and
          Portfolio Employees that are not employees of Hometown or its
          Subsidiaries as of the date hereof, such references shall be to the later of January 1, 2004 (or, if such consent is required, from the later of January 1, 2004 and the date of receipt of such consent the date such consent is obtained) and the date of the Merger Transaction
          Consummation, and Purchaser shall comply with Section 4.12 as of the later of January 1, 2004 (or, if such consent is required, from the later of January 1, 2004 and the date of receipt of such consent the date such consent is obtained) and the date of the Merger Transaction
          Consummation); provided that Purchaser shall comply with Section 4.12 pursuant to this clause (4) only for so long as a Management
          Termination shall not have occurred; and provided further that the
          Management Agreement shall provide, among other things, that Purchaser shall be reimbursed by Seller for all costs and expenses reasonably incurred in connection with the performance of this clause (4), and

2.   The term "Agreement" as used in the Transaction Agreement shall be deemed to refer to the Transaction Agreement, as amended hereby. Except as set forth herein, the Transaction Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment on the one hand and the Transaction Agreement on the other hand, with respect to the matters set forth herein or contemplated hereby, the provisions of this
     Amendment shall govern such conflict or inconsistency.

3.   This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

4.   This Amendment shall be governed by, and construed in accordance with, the laws of the state of New York.

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     IN WITNESS WHEREOF, Hometown America, LLC, Affordable Residential
Communities LP and Affordable Residential Communities Inc. have caused this
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     HOMETOWN AMERICA, L.L.C.

                                     By: Hometown Residential Manager, L.L.C.,
                                         a Delaware limited liability company,
                                         Manager

                                     By: /s/ Richard G. Cline
                                         --------------------------------------
                                         Name:  Richard G. Cline, Jr.
                                         Title: Manager

                                     AFFORDABLE RESIDENTIAL COMMUNITIES LP

                                     By: ARC IV REIT, Inc., a Maryland
                                     corporation,
                                         its general partner

                                     By: /s/ John Sprengle
                                         --------------------------------------
                                         Name:  John Sprengle
                                         Title: Executive Vice President and CFO

                                     AFFORDABLE RESIDENTIAL COMMUNITIES INC.

                                     By: /s/ John Sprengle
                                         --------------------------------------
                                         Name:  John Sprengle
                                         Title: Executive Vice President and CFO

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